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                                                                     EXHIBIT 2.3


                               ARTICLES OF MERGER

         Pursuant to the provisions of Section 607.1105 of the Florida Business Corporation Act, the undersigned corporations hereby adopt the following Articles of Merger for the purpose of merging BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC. into 2CONNECT ACQUISITION CORP., each of which is a Florida corporation.

         1. The names of the corporations which are parties to the merger hereinafter described ("the Merger") are: BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC. ("BAC"), a Florida corporation, 2CONNECT ACQUISITION CORP. ("Acquisition"), a Florida corporation, and 2CONNECT EXPRESS, INC. ("2Connect"), a Florida corporation. Acquisition is the wholly-owned subsidiary of 2Connect.

         2. BAC's principal office is located at 2055 Lake Avenue S.E., Suite A, Largo, Florida 33771. Acquisition's and 2Connect's joint principal office is located at 2055 Lake Avenue S.E., Suite A, Largo, Florida 33771.

         3. BAC's capitalization consists of the following:

                 (a) 10,000 authorized shares of $.10 par value common stock ("BAC Common Stock"), of which 4,000 shares are issued and outstanding;

                 (b) 200 authorized shares of $1.00 par value Series A Convertible Preferred Stock ("BAC Series A Stock"), of which 15 shares are issued and outstanding;

                 (c) 200 authorized shares of $1.00 per value Series B Convertible Preferred Stock ("BAC Series B Stock"), of which 50 shares are issued and outstanding; and





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                 (d)       200 authorized shares of $1.00 par value Series C
                           Convertible Preferred Stock ("BAC Series C Stock"), of which no shares are issued and outstanding.

         4. Acquisition's capitalization consists of 10,000 authorized shares of $.01 par value common stock, of which 1 share is issued and outstanding.

         5. 2Connect's capitalization consists of the following:

                  (a) 25,000,000 authorized shares of $.01 par value common stock ("2Connect Common Stock"), of which 130,000 shares are issued and outstanding;

                  (b) 20 authorized shares of $1.00 par value Series A Convertible Preferred Stock ("2Connect Series A Stock"), of which no shares are issued and outstanding;

                  (c) 50 authorized shares of $1.00 par value Series B Convertible Preferred Stock ("2Connect Series B Stock"), of which no shares are issued and outstanding; and

                  (d) 250 authorized shares of $1.00 par value Series C Convertible Preferred Stock ("2Connect Series C Stock"), of which no shares are issued and outstanding.

         6. The Merger is structured as a forward triangular merger pursuant to
Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code.

         7. The agreement and plan of merger are evidenced by that certain Merger Agreement dated May 1, 1998, by, between, and among BAC, Acquisition, 2Connect, Robert L. McGinnis, and James L. Ralph, as amended by that Amendment To Merger Agreement dated October 26, 1998 (collectively, "the Agreement"). The Agreement was unanimously adopted by the






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stockholders of BAC and adopted by sole stockholder of Acquisition on May 1,
1998; moreover, the Agreement was subsequently unanimously amended by such stockholders on October 26, 1998. The Agreement, in pertinent part, provides as follows:

                  (a) BAC shall merge with and into Acquisition, which shall be the surviving corporation.

                  (b) 2Connect shall survive the Merger, and shall continue to be the sole stockholder of Acquisition.

                  (c) On the effective date of the Merger, the separate existence of BAC shall cease, and Acquisition shall succeed to all of BAC's rights, privileges, immunities and franchises, and all of BAC's property, real, personal and mixed, without the necessity for any separate transfer. Acquisition shall thereafter be responsible and liable for all of BAC's liabilities and obligations, and neither the rights of creditors nor any liens on the property of BAC shall be impaired by the Merger.

                  (d) The 4,000 outstanding shares of BAC Common Stock shall be converted into 350,000 shares of 2Connect Common Stock. The 15 outstanding shares of BAC Series A Stock shall be converted into 15 shares of 2Connect Series A Stock. The 50 outstanding shares of BAC Series B Stock shall be converted into 50 shares of 2Connect Series B Stock. No 2Connect Series C Stock will be issued in connection with the Merger since there will be no outstanding shares of BAC Series C Stock as of the effective date of the Merger.

                  (e) Upon the conversion of the outstanding BAC Common Stock into 2Connect Common Stock, the BAC Common Stock shall cease to be





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                           issued and outstanding, and the 2Connect Common Stock
                           received in exchange therefor shall thereupon be issued and outstanding. Upon the conversion of the outstanding BAC Series A Stock into 2Connect Series A Stock, the BAC Series A Stock shall cease to be issued and outstanding, and the 2Connect Series A Stock received in exchange therefor shall thereupon be issued and outstanding. Upon the conversion of the outstanding BAC Series B Stock into 2Connect Series B Stock, the BAC Series B Stock shall cease to be issued and outstanding, and the 2Connect Series B Stock received in exchange therefor shall thereupon be issued and outstanding.

                  (f) On the effective date of the Merger, each holder of certificates of shares of BAC Common Stock, BAC Series A Stock, and BAC Series B Stock, shall surrender such certificates to Acquisition, or its duly appointed agent, in such manner as 2Connect shall require. Upon Acquisition's receipt of such certificates, 2Connect shall issue and exchange therefor, certificates of shares of 2Connect Common Stock, 2Connect Series A Stock, or 2Connect Series B Stock, as the case may be and as applicable, representing the quantity of shares of stock of 2Connect to which such holder is entitled, as provided for hereinabove.

                  (g) The respective Articles of Incorporation of Acquisition and 2Connect shall continue to be their respective Articles of Incorporation following the effective date of the Merger.

                  (h) The respective Bylaws of Acquisition and 2Connect shall continue to be their respective Bylaws following the effective date of the Merger.

                  (i) The directors and officers of Acquisition and 2Connect shall be the individuals specified in the Agreement.


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                  (j)      As of the effective date of the Merger, Acquisition's
                           corporate name shall become Bobby Allison Wireless, Inc.

         8. As of the effective date of the Merger, Acquisition's and 2Connect's principal office shall remain at 2055 Lake Avenue S.E., Suite A, Largo, Florida 33771.

         9. As of the effective date of the Merger, 2Connect's registered office in the State of Florida shall remain as 315 South Hyde Park Avenue, Tampa, Florida 33606, and 2Connect's registered agent at such office shall remain as Christopher H. Norman, Esq.

         10. The Merger shall be effective as of 11:59 p.m., December 31, 1998.

         IN WITNESS WHEREOF, these Articles of Merger have been executed on behalf of BAC, Acquisition, and 2Connect by their respective authorized officers, on the date or dates set forth below.

BOBBY ALLISON CELLULAR SYSTEMS                   2CONNECT ACQUISITION CORP.
OF FLORIDA, INC.

By:  /s/ Robert L. McGinnis                  By: /s/ James S. Holbrook, Jr.
     -----------------------------               ---------------------------
     Robert L. McGinnis, Its Chief               James S. Holbrook, Jr.,
     Executive Officer and                       Its President
     Secretary
                                                 Date: December 30, 1998
                                                       ---------------------
Date:  12/30/98
     ----------------------------            By:  /s/ F. Eugene Woodham
                                                ----------------------------
By: /s/ James L. Ralph                          F. Eugene Woodham, Its
   -----------------------------                Secretary
   James L. Ralph, Its President

Date:       12/30/98                         Date:  December 30, 1998
     ---------------------------                  --------------------------

                                                  2CONNECT EXPRESS, INC.

                                             By: /s/ James S. Holbrook, Jr.
                                                 ---------------------------
                                                 James S. Holbrook, Jr., Its
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                             Date:   December 30, 1998
                                                   -------------------------

                                             By: /s/ F. Eugene Woodham
                                                ----------------------------
                                                 F. Eugene Woodham, Its
                                                 Secretary

                                             Date:  December 30, 1998
                                                  --------------------------



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